EXHIBIT 99.1

Release:          August 6, 2020

CP highlights generational growth opportunity in meeting with New Brunswick Premier Blaine Higgs

Calgary – Canadian Pacific (TSX: CP) (NYSE: CP) reaffirmed its commitment to grow traffic at the Port of Saint John and stimulate economic growth and investment in New Brunswick at a meeting with Premier Blaine Higgs today.

With its purchase of the Central Maine & Quebec Railway, CP makes its return to Atlantic Canada with an exceptional growth opportunity. This expansion of CP’s network more directly and efficiently connects Atlantic Canada to Montreal, Toronto and the U.S. Midwest (Chicago, Minneapolis, Kansas City), creating a competitive transportation service that will support economic growth in New Brunswick and throughout Atlantic Canada.

“The opportunities created by our return to the region are generational,” said Keith Creel, CP President and Chief Executive Officer. “We are excited about working with our customers and supply chain enablers in New Brunswick to grow the Port of Saint John, increase optionality and bring investment and economic development to the region. We look forward to safely and efficiently delivering for Atlantic Canada.”

The Port of Saint John is a deep-water, congestion-free port on Canada’s Atlantic Coast with the ability to handle a variety of cargos including containers, automobiles, and bulk commodities. Together with the Port of Saint John, CP offers access to major North American markets via the EMRY and NBSR, and a compelling transportation service which will help drive economic growth and support the Port’s $205 million modernization project.

“The return of CP is a game changing opportunity for not only Saint John and New Brunswick, but for all of Atlantic Canada,” said Premier Blaine Higgs. “This provides a competitive option for our region to access both domestic and international markets.”

Note on forward-looking information

This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "will", "anticipate", "believe", "expect", "plan", "should" or similar words suggesting future outcomes.

This news release contains forward-looking information relating, but not limited to, our operations, priorities and plans, performance of CP’s assets and equipment, including the successful integration of CMQ; the success of our business and operations, anticipated operational performance, and the anticipated success of the CMQ transaction, and its anticipated effect on CP and its customers; the anticipated future capacity of Canada’s major ports; and anticipated future economic growth and investment by third parties.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: North American and global economic growth; commodity demand growth; agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; our ability to complete our capital and maintenance projects on the timelines anticipated; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to CP; the anticipated impacts of the novel strain of coronavirus (and the disease known as COVID-19); and capital investments by third parties. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: risks associated with the successful integration of CMQ; changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; trade restrictions or other changes to international trade arrangements; climate change; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; and the pandemic created by the outbreak of the novel strain of coronavirus (and the disease known as COVID-19) and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:

CP Media
Salem Woodrow
204-934-4255
Salem_Woodrow@cpr.ca
24/7 media pager: alert_mediarelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca

Premier’s Office
Nicolle Carlin
Director of Communications
Nicolle.carlin@gnb.ca